                                                                    EXHIBIT 10.3



EMPLOYMENT AGREEMENT


EMPLOYMENT AGREEMENT dated as of November 3, 1999 by and between StarBase Corporation, a Delaware corporation with an address at 4 Hutton Centre, Suite 800, Santa Ana, California 92707 (the "Company"), and James Smith, an individual residing at 9 Atherton Drive, Coto DeCaza, CA 92679 ( Employee").

                              W I T N E S S E T H :

              WHEREAS, subject to the execution of the Merger Agreement between StarBase Corporation and ObjectShare, Inc., the Company wishes to obtain the services of Employee as the Executive Vice President of Sales and Marketing of the Company, upon the terms and subject to the conditions hereinafter set forth; and

              WHEREAS, Employee is willing to serve as the Executive Vice President of Sales and Marketing of the Company upon such terms and subject to such conditions.

              NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee hereby agree as follows:

          Section 1.01 Employment and Term.

              The Company hereby employs Employee, and Employee hereby accepts employment by the Company, on the terms and conditions herein contained, to perform the duties described in paragraph 2 for a term of twelve months beginning the day after the signing of Merger Agreement (the "Employment Term"), subject to the remaining provisions of this Agreement.

          Section 1.02 Duties.

               (A) During the Employment Term, Employee shall serve as Executive Vice President of Sales and Marketing of the Company. Employee shall serve the Company faithfully and to the best of his ability, and devote his full business time and attention to the business and affairs of the Company.

               (B) The Company and Employee acknowledge and agree that the duties of Employee are intended primarily to be performed at 4 Hutton Centre Drive, Suite 800, Santa Ana, Ca 92707.

          Section 1.03 Compensation and Benefits.

               (A) During the Employment Term, the Company agrees to pay Employee a base annual salary ("Salary") at the rate of $200,000 per annum, less all necessary and required federal, state and local payroll deductions, payable in semi-monthly installments, or in such other manner as senior employees are regularly paid by the Company. The Company may, at its discretion, at any time and from time to time, increase (but not decrease) the Salary for Employee. In addition, Employee will participate in a commission/bonus program to be determined.

               (B) As of the Merger Agreement Date, Employee will be granted options (the "Options"), under the Company's Stock Plan (the "Plan"), to purchase up to 437,000 shares of common stock of the Company, par value $.01 per share, (the "Common Stock") at an exercise price of $1.32 per share. The Options are exercisable over a four-year period with the initial vesting date one-year after the date of the Consulting Agreement. The Options shall have a term of ten
(10) years, and shall be subject to the terms and conditions of the Stock Option Agreement (attached as "Exhibit A"), provided, however, that in the event of a conflict between such terms and conditions and the terms of this Agreement, the terms and conditions of the Stock Option Agreement shall govern.

                    In addition, in conjunction with the merger between ObjectShare and StarBase, pursuant to certain agreements between ObjectShare and Employee, StarBase will issue to Employee granted options (the "Merger Options"), under the Company's Stock Plan (the "Plan"), to purchase up to [555,000 multiplied by the Merger Exchange Ratio as defined in the Merger Agreement] shares of common stock of the Company, par value $.01 per share, (the "Common Stock") at an exercise price of $[the average of day before closing of the Merger] per share. The Options will be immediately exercisable. The Options shall have a term of three (3) years, and shall be subject to the terms and conditions of the Stock Option Agreement (attached as "Exhibit A"), provided, however, that in the event of a conflict between such terms and conditions and the terms of this Agreement, the terms and conditions of the Stock Option Agreement shall govern. The Company will also file an S-8 registration agreement within sixty (60) days of the closing of the Merger.

               (C) Employee shall be entitled to vacation in accordance with Company's vacation policy. For purposes of vacation accrual, the hire date of the employee will be the Employee's hire date at ObjectShare.

               (D) If (i) the Employment Term is terminated for "cause" (as defined in paragraph 6 hereof) or (ii) Employee voluntarily leaves the employ of the Company prior to the end of the Employment Term, then all unvested Options shall automatically become null and void.

               (E) During the Employment Term, Employee shall be entitled to participate in any retirement, medical payment, disability, health or life insurance and other similar benefit plans and arrangements which may be or become available to executive officers of the Company in general; provided, that Employee shall be required to comply with the conditions attendant to coverage by such plans and arrangements and shall comply with, and be entitled to benefits only in accordance with, the terms and conditions of such plans and arrangements.




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
               (F) Employee shall be entitled to reimbursement for expenses reasonably incurred by him in furtherance of the business of the Company and in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the regular procedures of the Company.

               (G) Employee agrees not to sell or transfer any Company stock for a period of six (6) months after the effective date of the Merger.

          Section 1.04 Early Termination upon Death; Death Benefit. Employment shall terminate on the date of Employee's death, except that Employee's Salary shall be paid to his estate through the end of the month in which his death occurs.

          Section 1.05 Termination for Disability. In the event of Employee's Incapacity (as defined below) during Employment, the Company may, in its discretion, terminate Employee's employment hereunder; provided, however, that Employee or Employee's legal representative, as the case may be, shall be entitled to receive, and the Company shall pay, pay to Employee his/her Salary (at the annual rate in effect prior to the events described in the immediately preceding paragraph) from the date of termination of Employment through and including the date which is six (6) months after such date of termination, which amount shall be payable in semi-monthly installments in accordance with the Company's regular pay intervals for its employees or in such other manner as shall be mutually agreeable to Employee and the Company, and shall continue to maintain all benefits in effect for a period of six (6) months following the date of termination. The payments and obligations of the Company pursuant to this Section 5 shall be in addition to any amounts payable under any disability insurance coverage maintained for benefit of Employee. "Incapacity" shall mean any illness or mental or physical incapacity or disability which prevents Employee from performing Employee's duties hereunder for a continuous period of one hundred twenty (120) consecutive days or for shorter periods aggregating one hundred eighty (180) days within any consecutive twelve (12) month period.

          Section 1.06 Termination by Company for Cause.

               (A) The Company may terminate this Agreement, without liability other than for payment of accrued but unpaid compensation through the date Employment ends, for "cause." The term for "cause" shall mean (i) the failure by Employee to perform any of his duties or obligations hereunder, which failure shall have continued for at least ninety (90) days after notice of such failure shall have been given to Employee by the Company and provided, however, that such failure shall be reasonably within the control of the Employee; (ii) Employee's conviction of, guilty plea or plea of nolo contendere concerning any felony; (iii) any act of fraud, embezzlement, theft or gross malfeasance on the part of Employee with respect to the Company or any of its assets; (iv) any of the representations and warranties made by Employee herein shall prove to have been materially false or misleading as of the time made; or (v) the breach by

Employee caused by Employee's failure to observe or perform any of the agreements or covenants made by Employee herein and the failure of Employee to remedy such breach or failure to observe or perform any such agreement or covenant for a period of fourteen (14) days after such notice thereof from the Company to Employee. The Company shall have the right to terminate Employee's employment with the Company hereunder immediately upon the occurrence and continuance of any grounds for termination for "cause," upon written notice to Employee.

               (B) In the event of (i) termination pursuant to this Section 6 or
(ii) Employee voluntarily leaves the employ of the Company and such departure is not due to the occurrence of any event set forth in Section 6 (a) or 5 hereof, then Employee shall receive payment of accrued but unpaid compensation and vacation pay through the date of termination or resignation, as the case may be, and all non-vested Options shall automatically become null and void.


          Section 1.07 Termination in Conjunction with a Change of Control. A "Change of Control" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party and is not the surviving entity; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

                  Pursuant to this Section 7, in the event of any termination of employment by the Company or any successor, or in the event of any reduction in Employee's Salary, then Employee shall receive, upon written notice to Company, the compensation set forth in Section 7(b) hereof.

                  In the event of termination pursuant to this Section 7, then Employee shall receive payment, provided Employee shall not at any time be in violation of Section 10 hereof, and except as provided in Section 6 hereof, the Company shall pay to Employee his/her Salary (at the annual rate in effect prior to the events described in the immediately preceding paragraph) from the date of termination of Employment through and including the date which is twelve (12) months after such date of termination, which amount shall be payable in semi-monthly installments in accordance with the Company's regular pay intervals for its employees or in such other manner as shall be mutually agreeable to Employee and the Company. The Company shall also pay for or provide any benefits to Employee (and each member of his/her immediate family) through the date which is twelve (12) months after such date of termination. Employee shall receive payment of accrued but unpaid vacation pay through the date of termination and vacation pay will cease to accrue on termination date. Upon termination all vested Options will remain exerciseable through the date that is twelve months after the date of such termination; provided, however, that in the event of a conflict between any terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall govern. In addition, the Company shall pay to the Employee all accrued but unpaid bonus or incentive compensation through the date of termination.




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Section 1.08 Termination by Employee. The Employee may terminate Employment with three (3) months' advance written notice to Company and Employee shall be entitled to receive, and the Company shall pay, from the date of notice through and including the date which is three (3) months after such date, which amount shall be payable in semi-monthly installments in accordance with the Company's regular pay intervals for its employees or in such other manner as shall be mutually agreeable to Employee and the Company, and shall continue to maintain all benefits in effect for a period of three (3) months following the date of notice. Employee shall be obligated to continue to provide services in the normal course of business during such three-month period.

Section 1.09 Termination by Mutual Agreement. The Company and Employee may mutually agree to terminate Employment. In the event of (i) termination pursuant to this Section 6, Employee shall be entitled to receive, and the Company shall pay, from the date of notice through and including the date which is nine (9) months after such date, which amount shall be payable in semi-monthly installments in accordance with the Company's regular pay intervals for its employees or in such other manner as shall be mutually agreeable to Employee and the Company, and shall continue to maintain all benefits in effect for a period of nine (9) months following the date of notice.


Section 1.10 Non-Disclosure; Non-Competition.

               (A) In consideration of Employee's employment hereunder, Employee agrees that during the Employment Term and for a period of one year thereafter Employee will not directly or indirectly (i) engage in any activity intended to terminate, disrupt or interfere with the Company's or any of its subsidiary's or affiliate's relationship with a customer, supplier, lessor or other person, or
(ii) engage or participate in, or have any interest in any corporation, entity or other person that engages or participates in any business or activity (relating to software configuration management, team collaboration software or any of the Software as defined in the Purchase Agreement) engaged or participated in by the Company on date of termination of the Employment Term. For purposes of this paragraph, Employee will be deemed directly or indirectly to be engaged or participating in the operation of such a business or activity, or to have an interest in a corporation, entity or other person, if he is a proprietor, partner, joint venturer, shareholder, director, officer, lender, manager, employee, consultant, advisor or agent or if he, directly or indirectly (including as a member of a group), controls all or any part thereof; provided, that nothing in this paragraph shall prohibit Employee from holding less than two percent (2%) of a class of a corporation's outstanding securities that are listed on a national securities exchange or traded in the over-the-counter market.

               (B) In the event of a breach or threatened breach by Employee of any of the provisions of this paragraph, the Company shall be entitled to an injunction to be







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
issued by any court or tribunal of competent jurisdiction to restrain Employee from committing or continuing any such violation. In any proceeding for an injunction, Employee agrees that his ability to answer in damages, or his or the Company's ability to take any other lawful remedial action, shall not be a bar or be interposed as a defense to the granting of a temporary or permanent injunction against him. Employee acknowledges that the Company will not have an adequate remedy at law in the event of any breach by him as aforesaid and that the Company may suffer irreparable damage and injury in the event of such a breach by him. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedy or remedies available to the Company in respect of such breach or threatened breach.

               (C) If any term or provision of this paragraph 10 shall be held invalid or unenforceable because of its duration, geographic scope, or for any other reason, the Company and Employee agree that the court making such determination shall have the power to modify such provision, whether by limiting the geographic scope, reducing the duration, or otherwise, to the minimum extent necessary to make such term or provision valid and enforceable, and such term or provision shall be enforceable in such modified form.

               (D) The provisions of this paragraph 10 shall survive the termination of the Employment Term.

          Section 1.11 Inventions. Employee agrees to execute the Company's standard Employee Proprietary Information and Inventions Agreement attached as "Exhibit B".

          Section 1.12 Company Property. All records, files, lists, including, without limitation, computer generated lists, drawings, documents, equipment and similar items relating to the Company's business which Employee prepared or received from the Company during the course of the retention of Employee hereunder shall remain the Company's sole and exclusive property and Employee shall not acquire any interest therein. Upon termination of this Agreement, and in any event at the request of the Company at any time, Employee shall promptly return to the Company all property of the Company in its possession. Employee further agrees that it will not copy or cause to be copied, print out or cause to be printed any software, documents or other materials originating with or belonging to the Company. Employee additionally agrees that, upon termination of its retention by the Company or earlier at the request of the Company, it will not retain in its possession any such software, documents or other materials in machine or human readable form.

          Section 1.13 Assignability. This Agreement may not be assigned by Employee and all of its terms and conditions shall be binding upon and inure to the benefit of Employee and his heirs, executors, administrators, legal representatives and assigns and the Company and its successors and assigns. Successors of the Company shall include, without limitation, any corporation or other entity acquiring directly or indirectly all or a substantial part of the assets of the Company by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed the "Company" for purposes hereof.

          Section 1.14 Notices. All notices, requests, demands and other communications provided for hereby shall be in writing and shall be deemed to have been duly given when delivered personally or two days after sent by registered or certified mail, return receipt requested, to the party entitled thereto at the address first above written or to such changed address as the addressee may have given by a similar notice, with a copy, in each case, to Martin Eric Weisberg, Esq., Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036-8735.

          Section 1.15 Modification. This Agreement may be modified or amended only by an instrument in writing signed by Employee and the Company and any provision hereof may be waived only by an instrument in writing signed by the party hereto against whom any such waiver is sought to be enforced.

          Section 1.16 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect, impair or invalidate any other provision of this Agreement.

          Section 1.17 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to principles of conflicts of law (or any other law that would make the laws of any jurisdiction other than the State of California applicable to this Agreement).

          Section 1.18 Captions. The captioned headings contained herein are for convenience of reference only and are not intended, nor shall they be construed, to have any substantive effect.

          Section 1.19 Arbitration.

               (A) In connection with any dispute between the parties arising out of or relating to this Agreement which cannot be resolved by the parties, either party shall be entitled to have the dispute resolved by exclusive binding arbitration to be conducted in the county of Orange Los Angeles, California in accordance with the rules and procedures for arbitration as are from time to time prescribed by the American Arbitration Association (the "AAA"). If a dispute exists, the parties shall negotiate in good faith for a period of fifteen (15) days in an attempt to resolve such dispute. If the dispute is not resolved within that period, either party may submit the dispute to arbitration upon ten (10) days' prior written notice to the other party. The arbitration shall be conducted by one arbitrator mutually acceptable to Employee and the Company or if they are unable to agree on one arbitrator they shall each designate one individual from a panel of potential arbitrators designated by the AAA who shall together designate a third arbitrator from a panel of potential arbitrators designated by the AAA who shall








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
be the sole arbitrator in the arbitration proceedings (the "Arbitrator"). The determination by the Arbitrator shall be conclusive and binding on the parties and shall not be subject to appeal or other judicial review. The Arbitrator shall be entitled to award to the prevailing party in the arbitration, the reimbursement of such party's reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, the compensation payable to the Arbitrator and fees payable to the AAA) incurred in connection with such arbitration. The prevailing party shall be entitled to enforce the determination of the Arbitrator in any court of competent jurisdiction and the other party hereby unconditionally and irrevocably waives any right to challenge or contest such enforcement. The prevailing party shall be entitled to reimbursement of such party's reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in attempting to enforce any such determination.

               (B) Notwithstanding anything to the contrary set forth herein and in furtherance of the rights and remedies afforded to the Company pursuant to paragraph 6 hereof, the Company shall be entitled to seek injunctive relief in any court of competent jurisdiction for any breach or threatened breach of any of Employee's duties, covenants, agreements or obligations thereunder.

          Section 1.20 Counterparts. This Agreement may be executed in two counterpart copies, each of which may be executed by one of the parties hereto, but both of which, when taken together, shall constitute a single agreement binding upon each of the parties hereto.









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
              IN WITNESS WHEREOF, the Company and Employee have signed this Agreement as of the date set forth on the first page of this Agreement.


                               STARBASE CORPORATION


                               By:  /s/ Douglas S. Norman
                                 --------------------------------------
                                     Name:  Douglas S. Norman
                                     Title: Director of Finance


                                     /s/ James Smith
                                 --------------------------------------
                                     Employee



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
                                    EXHIBIT A
                                STOCK OPTION PLAN

                              STARBASE CORPORATION

                    (i) NONSTATUTORY STOCK OPTION AGREEMENT


         THIS NONSTATUTORY STOCK OPTION AGREEMENT (the "OPTION AGREEMENT") is made and entered into as of ((CurrGDat)) by and between StarBase Corporation and ((FirstNam)) ((LastName)) (the "OPTIONEE").

                                       STARBASE CORPORATION

                                       By:  ____________________________________
                                       Title:       Assistant Secretary


The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement (Sections I and II) and hereby accepts the Option subject to all of the terms and provisions thereof, including any changes in the terms and conditions of the Option Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions arising under this Option Agreement.



                                       Optionee: ___________________________

                                       Date: _______________________________

--------------------------------------------------------------------------------

I.   NOTICE OF STOCK OPTION GRANT

         The Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of this Option Agreement, as follows:

         DATE OF OPTION GRANT:              ((CURRGDAT))
         INITIAL VESTING DATE:              ((IVESTDT))
         EXERCISE PRICE PER SHARE:          $((EXCPRICE))
         NUMBER OF OPTION SHARES:           ((OPTIONS))
         OPTION EXPIRATION DATE*:           ((EXPIRYDT))


         VESTING SCHEDULE:
         This option shall be exercisable, in whole or in part, according to the following vesting schedule:

         The right to exercise the Option with respect to 25% of the Option Shares shall vest on the Initial Vesting Date as stated above, and 1/48 of the Option Shares shall vest each month thereafter until the Option is exercisable with respect to all of the Option Shares, provided the Optionee's Service is continuous from the Date of the Option Grant until the relevant vesting date.

         TERMINATION PERIOD:
         *Options may terminate earlier pursuant to Section 7.

II.  NONSTATUTORY STOCK OPTION AGREEMENT

         The Company has granted to the Optionee an option to purchase certain shares of Stock upon the terms and conditions set forth in this Option Agreement (the "OPTION").

         1.       DEFINITIONS AND CONSTRUCTION.

                  1.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

                           (a) "BOARD" means the Board of Directors of the
Company. If one or more committees have been appointed by the Board to administer the Option Agreement, "Board" also means such committee(s).

                           (b) "CODE" means the Internal Revenue Code of 1986,
as amended, and any applicable regulations promulgated thereunder.

                           (c) "COMPANY" means StarBase Corporation, a Delaware
corporation, or any successor corporation thereto.

                           (d) "DATE OF OPTION GRANT" is stated on the Notice of
Stock Option Grant.

                           (e) "DISABILITY" means the inability of the Optionee,
in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee's position with the Participating Company Group because of the sickness or injury of the Optionee.

                           (f) "EXCHANGE ACT" means the Securities Exchange Act
of 1934, as amended.

                           (g) "EXERCISE PRICE" means the Exercise Price per
Share of Stock stated on the Notice of Stock Option Grant, as adjusted from time to time pursuant to Section 9.

                           (h) "FAIR MARKET VALUE" means, as of any date, the
value of a share of stock or other property as determined by the Board, in its sole discretion, or by the Company, in its sole discretion, if such determination is expressly allocated to the Company herein.

                           (i) "INITIAL EXERCISE DATE" means the Initial Vesting
Date.

                           (j) "INITIAL VESTING DATE" means the date stated on
the Notice of Stock Option Grant.

                           (k) "NUMBER OF OPTION SHARES" means the number of
shares of Stock stated on the Notice of Stock Option Grant, as adjusted from time to time pursuant to Section 9.

                           (l) "OPTION EXPIRATION DATE" means the date ten (10)
years after the Date of Option Grant.

                           (m) "PARENT CORPORATION" means any present or future
"parent corporation" of the Company, as defined in Section 424(e) of the Code.

                           (n) "PARTICIPATING COMPANY" means the Company or any
Parent Corporation or Subsidiary Corporation.

                           (o) "PARTICIPATING COMPANY GROUP" means, at any point
in time, all corporations collectively, which are then Participating Companies.

                           (p) "SECURITIES ACT" means the Securities Act of
1933, as amended.

                           (q) "SERVICE" means the Optionee's employment or
service with the Participating Company Group, whether in the capacity of an employee, a director, independent contractor, consultant or otherwise. The Optionee's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee's Service. The Optionee's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its sole discretion, shall determine whether the Optionee's Service has terminated and the effective date of such termination.

                           (r) "STOCK" means the common stock, $0.01 par value,
of the Company, as adjusted from time to time in accordance with Section 4.2.

                           (s) "SUBSIDIARY CORPORATION" means any present or
future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

                           (t) "VESTING SCHEDULE" specifies the TIMING and
amount of option shares that become exercisable. No option shares are exercisable prior to the Initial Vesting Date. The schedule is stated on the Notice of Stock Option Grant.

                  1.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and the term "or" shall include the conjunctive as well as the disjunctive.

         2. TAX CONSEQUENCES. TAX STATUS OF OPTION. This Option is intended to be a Nonstatutory Stock Option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Code. The Optionee acknowledges that the Optionee has been advised to consult with a tax advisor prior to the exercise of the Option regarding the tax consequences to the Optionee of the exercise of the Option.

         3. ADMINISTRATION. All questions of interpretation concerning this Option Agreement shall be determined by the Board. All determinations by the Board shall be final and binding upon all persons having an interest in the Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

         4. EXERCISE OF THE OPTION.

                  4.1 RIGHT TO EXERCISE. Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Exercise Date and prior to the termination of the Option (as provided in Section 6) in an amount (determined as of the date on which the Option is to be exercised pursuant to the terms set forth in Section 4.2), not to exceed the Number of Option Shares exercisable determined by the Vesting Schedule set forth on the Notice of Stock Option Grant less the number of shares previously acquired upon exercise of the Option.

                  4.2 METHOD OF EXERCISE. Exercise of the Option shall be by written notice to the Company which must state the election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group, prior to the termination of the Option as set forth in Section 6, accompanied by (i) full payment of the aggregate Exercise Price for the number of shares of Stock being purchased (as determined under Section 4.3), (ii) an executed copy, if required herein, of the then current forms of escrow and security agreement referenced below and iii) the payment of any taxes attributable to the exercise of the Option (or evidence of such other arrangement satisfactory to the Company). The Option shall be deemed to be exercised upon receipt by the Company of such written notice, the aggregate Exercise Price, and, if required by the Company, such executed agreements.

                  4.3      PAYMENT OF EXERCISE PRICE.

                           (a) FORMS OF CONSIDERATION AUTHORIZED. Except as
otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of whole shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the aggregate Exercise Price,
(iii) by means of a Cashless Exercise, as defined in Section 4.3(c), (iv) in the Company's sole discretion at the time the Option is exercised, by cash for a portion of the aggregate Exercise Price not less than the par value of the shares being acquired and the Optionee's promissory note for the balance of the aggregate Exercise Price, or (v) by any combination of the foregoing.

                           (b) TENDER OF STOCK. Notwithstanding the foregoing,
the Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. The Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                           (c) CASHLESS EXERCISE. A "Cashless Exercise" means
the assignment in a form acceptable to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to decline to approve or terminate any such program or procedure.

                           (d) PAYMENT BY PROMISSORY NOTE. No promissory note
shall be permitted if an exercise of the Option using a promissory note would be a violation of any law. Unless otherwise specified by the Board at the time the Option is granted, the promissory note permitted in clause (iv) of Section 4.3(a) shall be a full recourse note in a form satisfactory to the Company, with principal payable not more than four (4) years after the date the Option is exercised. Interest on the principal balance of the promissory note shall be payable in monthly installments at the minimum interest rate necessary to avoid imputed interest pursuant to all applicable sections of the Code. Such recourse promissory note shall be secured by the shares of Stock acquired pursuant to the then current form of security agreement as approved by the Company. At any time the Company is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's Securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations. Except as the Company in its sole discretion shall determine, the Optionee shall pay the unpaid principal balance of the promissory note and any accrued interest thereon upon termination of the Optionee's Service with the Participating Company Group for any reason, with or without cause.

                  4.4 TAX WITHHOLDING. At the time of, and as a condition to, any exercise of the Option, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from wages and any other amounts payable to the Optionee, and, at the direction of the Company, otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company Group, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired upon exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest or (iv) the lapsing of any restriction with respect to any shares acquired upon exercise of the Option.

                  4.5 CERTIFICATE REGISTRATION. Except in the event the Exercise Price is paid by means of a Cashless Exercise, the certificate for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, in the names of the heirs of the Optionee.

                  4.6 RESTRICTIONS ON GRANT OF THE OPTION AND ISSUANCE OF SHARES. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

                  4.7 FRACTIONAL SHARES. The Company shall not be required to issue fractional shares upon the exercise of the Option.

         5. NONTRANSFERABILITY OF THE OPTION. The Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent provided in Section 7, may be exercised by the Optionee's legal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

         6. TERMINATION OF THE OPTION. The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Expiration Date, (b) the last date for exercising the Option following termination of the Optionee's Service as described in Section 7.

         7. EFFECT OF TERMINATION OF SERVICE.

                  7.1 OPTION EXERCISABLE.

                           (a) DISABILITY. If the Optionee's Service with the
Participating Company Group is terminated because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of one (1) year after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

                           (b) DEATH. If the Optionee's Service with the
Participating Company Group is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative, or other person who acquired the right to exercise the Option by reason of the Optionee's death) at any time prior to the expiration of one (1) year after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date. The Optionee's Service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee's termination of Service.

                           (c) OTHER TERMINATION OF SERVICE. If the Optionee's
Service with the Participating Company Group terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's Service terminated, may be exercised by the Optionee within thirty (30) days (or such other longer period of time as determined by the Board, in its sole discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

                  7.2 ADDITIONAL LIMITATIONS ON OPTION EXERCISE. Except as the Company and the Optionee otherwise agree, exercise of the Option pursuant to
Section 7.1 following termination of the Optionee's Service may not be made by delivery of a promissory note as provided in Section 4.3(d).

                  7.3 EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

                  7.4 EXTENSION IF OPTIONEE SUBJECT TO SECTION 16(B). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 7.1 of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's termination of Service, or (iii) the Option Expiration Date.

                  7.5 LEAVE OF ABSENCE. For purposes of Section 7.1, the Optionee's Service with the Participating Company Group shall not be deemed to terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave of absence in excess of ninety (90) days, the Optionee's Service shall be deemed to terminate on the ninety-first (91st) day of such leave unless the Optionee's right to reemployment with the Participating Company Group remains guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company (or required by law), a leave of absence shall not be treated as Service for purposes of determining the Optionee's Vesting Schedule.

         8.       TRANSFER OF CONTROL.

                  8.1 DEFINITIONS.

                           (a) An "OWNERSHIP CHANGE EVENT" shall be deemed to
have occurred if any of the following occurs with respect to the Company:

                                    (i) the direct or indirect sale or exchange
in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

                                    (ii) a merger or consolidation in which the
Company is a party;

                                    (iii) the sale, exchange, or transfer of all
or substantially all of the assets of the Company; or

                                    (iv) a liquidation or dissolution of the
Company.

                            (b) A "TRANSFER OF CONTROL" shall mean an Ownership
Change Event or a series of related Ownership Change Events (collectively, the "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(S)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or Multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

                  8.2 EFFECT OF TRANSFER OF CONTROL ON OPTION. In the event of a Transfer of Control, all Options granted under the Plan shall become immediately exercisable in full, effective as of the date of the Transfer of Control. Notwithstanding the foregoing, shares acquired upon exercise of the Option prior to the date of the Transfer of Control and any consideration received pursuant to the Transfer of Control with respect to such shares shall continue to be subject to all applicable provisions of this Option Agreement except as otherwise provided herein.

         9. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number, Exercise Price and class of shares of stock subject to the Option. If a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the Option to provide that the Option is exercisable for New Shares. In the event of any such amendment, the Number of Option Shares and the Exercise

Price shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 9 shall be rounded up or down to the nearest whole number, as determined by the Board, and in no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 9 shall be final, binding, and conclusive.

         10. RIGHTS AS A STOCKHOLDER, EMPLOYEE OR CONSULTANT. The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a certificate for the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 9. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee's Service as an employee, consultant, or otherwise as the case may be, at any time.

         11. ESCROW.

                  11.1 ESTABLISHMENT OF ESCROW. If the Optionee pays for the shares with a promissory note, the Company may require the Optionee to deposit the certificate evidencing the shares which the Optionee purchases upon exercise of the Option with an agent designated by the Company under the terms and conditions of escrow and security agreements approved by the Company. If the Company does not require such deposit as a condition of exercise of the Option, the Company reserves the right at any time to require the Optionee to so deposit the certificate in escrow. Upon the occurrence of an Ownership Change Event or a change, as described in Section 9, in the character or amount of any of the outstanding stock of the Company the stock of which is subject to the provisions of this Option Agreement, any and all new, substituted or additional securities or other property to which the Optionee is entitled by reason of the Optionee's ownership of shares of Stock acquired upon exercise of the Option that remain, following such Ownership Change Event or change described in Section 9, subject to any security interest held by the Company shall be immediately subject to the escrow to the same extent as such shares of Stock immediately before such event. The Company shall bear the expenses of the escrow.

                  11.2 DELIVERY OF SHARES TO OPTIONEE. As soon as practicable after full repayment of any promissory note secured by the shares or other property in escrow, but not more frequently than twice each calendar year, the escrow agent shall deliver to the Optionee the shares and any other property no longer subject to such restrictions and no longer securing any promissory note.

                  11.3 NOTICES AND PAYMENTS. In the event the shares and any other property are held in escrow, the notices required to be given to the Optionee shall be given to the escrow agent, and any payment required to be given to the Optionee shall be given to the escrow agent. Within thirty (30) days after payment by the Company, the escrow agent shall deliver the shares and any other property which the Company has purchased to the Company and shall deliver the payment received from the Company to the Optionee.

         12. LEGENDS. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section.

         13. PUBLIC OFFERING. The Optionee hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such initial public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act. The Optionee shall be subject to this Section provided and only if the officers and directors of the Company are also subject to similar arrangements.

         14. BINDING EFFECT. Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         15. TERMINATION OR AMENDMENT. The Board may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section
8.2 in connection with a Transfer of Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Option Agreement shall be effective unless in writing.

         16. INTEGRATED AGREEMENT. This Option Agreement constitutes the entire understanding and agreement of the Optionee and the Participating Company Group with respect to the subject matter contained herein and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

         17. APPLICABLE LAW. This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

                                    EXHIBIT B
            EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT




STARBASE CORPORATION
4 Hutton Centre Drive
Suite 800
Santa Ana, CA 92707


Gentlemen:

The following confirms an agreement between me and StarBase Corporation, a Delaware corporation, one of its subsidiaries, its successors or assigns (the "Company"), which is a material part of the consideration for my employment by the Company:

1. I understand that the Company possesses and will possess Proprietary Information which is important to its business. For purposes of this Agreement, "Proprietary Information" is information that was or will be developed, created, or discovered by or on behalf of the Company, or which became or will become known by, or was or is conveyed to the Company, which has commercial value in the Company's business. "Proprietary Information" includes, but is not limited to, information about circuits, mask works, layouts, algorithms, trade secrets, computer programs, designs, technology, ideas, know-how, processes, formulas, compositions, data, techniques, improvements, inventions (whether patentable or not), works of authorship, business and product development plans, the salaries and terms of compensation of other employees, customers and other information concerning the Company's actual or anticipated business, research or development, or which is received in confidence by or for the Company from any other person. I understand that my employment creates a relationship of confidence and trust between me and the Company with respect to Proprietary Information.

2. I understand that the Company possesses or will possess "Company Materials" which are important to its business. For purposes of this Agreement, "Company Materials" are documents or other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents have been prepared by me or by others. "Company Materials" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents, as well as samples, prototypes, models, products and the like.

3. In consideration of my employment by the Company and the compensation received by me from the Company from time to time, I hereby agree, effective as of my first day of employment with the Company, as follows:

     a. All Proprietary Information and all title, patents, patent rights, copyrights, mask work rights, trade secret rights, and other intellectual property and rights (collectively "Rights") in connection therewith shall be the sole property of the Company. I hereby assign to the Company any Rights I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust and will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of an officer of the Company. Nothing contained herein will prohibit an employee from disclosing to anyone the amount of his or her wages. I understand and agree that, with respect to work under Government contracts, title to certain patents and inventions or licenses therein shall be determined as provided by Federal law or regulation or by contract with the Government.

     b. All Company Materials shall be the sole property of the Company. I agree that during my employment by the Company, I will not remove any Company Materials from the business premises of the Company or deliver any Company Materials to any person or entity outside the Company. I further agree that, immediately upon the termination of my employment by me or by the Company for any reason, or during my employment if so requested by the Company, I will return all Company Materials, apparatus, equipment and other physical property, or any reproduction of such property, excepting only (i) my personal copies of records relating to my compensation; (ii) my personal copies of any materials previously distributed generally to stockholders of the Company; and
          (iii) my copy of this Agreement.

     c. I will promptly disclose to the Company in writing, all discoveries, concepts and ideas, whether patentable or unpatentable, including but not limited to processes, methods, formulas, and techniques, as well as improvements and know-how related thereto, conceived or reduced to practice by me while in the Company's employ, either solely or jointly with others during my employment ("Company Inventions"). This agreement shall not apply to any invention which qualifies fully under the provisions of Section 2870 of the California Labor Code which includes inventions developed entirely on my own time without using the Company's equipment, supplies, facilities or trade secret information, except for those ideas and inventions that either; (a) relate, at the time of conception or reduction to practice of the invention, to the Company's business, or actual or demonstrably anticipated research or development of the Company, or (b) results from any work performed by me for the Company.

          To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

     d. I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company's expense, in obtaining, maintaining, defending and enforcing Rights with respect to such Inventions and improvements in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact to act for and in my behalf and instead of me, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by me.

     e. Any assignment of copyright hereunder includes, but is not limited to, all rights of paternity, integrity, disclosure and withdrawal that may be known as or referred to as "moral rights"

          (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent. I will confirm any such waivers and consents from time to time as requested by the Company.

     f. I have attached hereto a complete list of all existing Inventions or improvements to which I claim ownership as of the date of this Agreement and that I desire to specifically clarify are not subject to this Agreement, and I acknowledge and agree that such list is complete. If no such list is attached to this Agreement, I represent that I have no such Inventions and improvements at the time of signing this Agreement.

     g. During the term of my employment and for one (1) year thereafter, I will not encourage or solicit any employee or consultant of the Company to leave the Company for any reason. However, this obligation shall not affect any responsibility I may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

     h. I agree that during my employment with the Company I will not engage in any employment, business, or activity that is in any way competitive with the business or proposed business of the Company, and I will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company. The provisions of this paragraph shall apply both during normal working hours and at all other times including, but not limited to, nights, weekends and vacation time, while I am employed by the Company.

     i. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, unless I have the prior written consent of the Company, any agreement either written or oral in conflict herewith or in conflict with my employment with the Company.

4. I agree that I have the right to resign and the Company has the right to terminate my employment at any time, for any reason, with or without cause.

5. I agree that this Agreement does not purport to set forth all of the terms and conditions of my employment, and that as an employee of the Company I have obligations to the Company which are not set forth in this Agreement.

6. I agree that my obligations under paragraphs 3(a) through 3(f) of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine.

7. I agree that any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms.

8. This Agreement shall be effective as of the first day of employment with the Company and shall be binding upon me, my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

9. This Agreement can only be modified by a subsequent written agreement executed by the President of the Company or his designee.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY THE COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.


Accepted and Agreed to:            Accepted and Agreed to:

                                   STARBASE CORPORATION



Employee                           By
         -------------------          ----------------------------
                                              Douglas S. Norman
                                              Director of Finance

Date                               Date
         -------------------          ----------------------------

                                    EXHIBIT A





STARBASE CORPORATION
4 Hutton Centre Drive
Suite 800
Santa Ana, CA 92707

Gentlemen:

1. The following is a complete list of inventions or improvements relevant to the subject matter of my employment by StarBase Corporation (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company that I desire to clarify are not subject to the Company's Proprietary Information and Inventions Agreement.

             No inventions or improvements
     -----
             See below:
     -----

             Additional sheets attached
     -----



2. I propose to bring to my employment the following materials and documents of a former employer:

             No materials or documents
     -----

             See below:
     -----









Employee
         ---------------------------


Date
         ---------------------------